Exhibit 99.1

PRESS RELEASE

WASTE SERVICES ANNOUNCES RECORD THIRD QUARTER RESULTS
AND THE APPOINTMENT OF A NEW CHAIRMAN
•	Record third quarter EBITDA.

•	Record third quarter EBITDA margins.

•	Record pre-tax income and net income from continuing operations.

•	EPS from continuing operations of $0.08, normalized EPS from continuing operations of $0.12(1).

•	Free cash-flow positive for the third quarter and year-to-date.
BURLINGTON, Ontario, October 21, 2008, PRNewswire-FirstCall — Waste Services, Inc. (Nasdaq: WSII) today announced financial results for the three months ended September 30, 2008. The quarter was highlighted by:
•	Revenue growth of 1.6% to $125.7 million compared to $123.8 million in 2007.

•	Internal revenue growth was 4.3%, made up of 4.4% price, 3.5% fuel and environmental surcharge, (3.6)% volume.

•	The net expiration of municipal contracts accounted for a $3.6 million reduction or 3.0%.

•	Operating income and Adjusted EBITDA expanded to $16.5 million and $29.0 million with margins of 13.1% and 23.0%, respectively.
The nine-month results for the period ended September 30, 2008 support our previous guidance. The year-to-date results are highlighted by:
•	Revenue growth of 9.6% to $370.6 million compared to $338.2 million in 2007.

•	Internal revenue growth was 3.4%, made up of 4.2% price, 3.1% fuel and environmental surcharge, (3.9)% volume.

•	Acquisitions net of divestitures added $18.6 million of revenue or 5.5%, while the net expiration of municipal contracts accounted for a $11.3 million reduction or 3.4%.

•	Operating income and Adjusted EBITDA expanded to $45.5 million and $82.8 million with margins of 12.3 % and 22.3%, respectively.

(1)	Normalized EPS is defined as earnings per share as adjusted to reflect the average statutory income tax rate estimated at 36%.

     Additionally, Waste Services, Inc. announced that Michael G. DeGroote, 75, has been appointed Chairman of the company effective October 21, 2008. He is the father of Michael H. DeGroote and Gary W. DeGroote, both directors of the company. Collectively, the DeGroote family owns approximately 28.5% of our outstanding shares.
     David Sutherland-Yoest, Waste Services President and Chief Executive Officer, stated, “I was delighted when Mike DeGroote accepted my invitation to replace me as Chairman of the Board, an appointment that was confirmed earlier today. Mike’s exceptional history of successfully developing waste companies, with his well known focus on overheads, will be of great benefit in assisting with our cost containment efforts and strategic development. With our refinancing behind us, we have commenced a restructuring to reduce our overheads and intend to complete this in the fourth quarter. Mike will be of great assistance to us in pursuing our goal of reducing our corporate overhead on an annualized basis by $4-5 million, up to 20 % of our current costs, resulting in an increase in our earnings per share of 4 to 5 cents per share.”

2008 Outlook
Waste Services revises previously issued guidance for 2008:
•	Revenue in the range of $470 million to $490 million.

•	Organic revenue growth continues to range from 3% to 4%.

•	EBITDA in the range of $100 million to $105 million.

•	Adjusted EBITDA in the range of $105 million to $110 million.

•	Operating income to remain as previously guided in the range of $55 million to $65 million.

•	Pre-tax income(1) to remain as previously guided in the range of $20 million to $25 million.

•	Normalized EPS(1) from continuing operations to remain as previously guided in the range of $0.30 to $0.35 per share.

•	Capital spending continues to be in the range of $55 million to $60 million.
This guidance assumes no further significant deterioration in economic conditions in Florida or Canada, and no further significant change in exchange rates. Guidance will be adjusted upon announcement of any unusual or non-recurring items as the year progresses.

(1)	Normalized EPS is defined as earnings per share as adjusted to reflect the average statutory income tax rate estimated at 36%, and excludes write-off of finance cost on prior credit facility and other expected one-time charges relating to restructuring.

Reconciliation of Non-GAAP Measures:
The following table reconciles the differences between net income (loss), as determined under US GAAP, and EBITDA from continuing operations, a non-GAAP financial measure (in thousands) (unaudited):

	For The Three Months		For The Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
Net income (loss) from continuing operations	$3,469	$(5,897)	$12,865	$(13,460)
Income tax provision	5,322	4,474	6,892	10,618
Interest expense	7,730	10,243	25,770	30,818
Depreciation, depletion and amortization	11,503	15,370	34,826	40,845

EBITDA from continuing operations (1)	$28,024	$24,190	$80,353	$68,821

The following table reconciles the differences between EBITDA and Adjusted EBITDA, as defined in our credit agreement, for the three and nine months ended September 30, 2008 and 2007 (in thousands) (unaudited):

	For The Three Months		For The Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
EBITDA from continuing operations (1)	$28,024	$24,190	$80,353	$68,821
Adjustments to EBITDA from continuing operations (as defined per credit agreement):
Non-cash items (2)	930	1,961	2,473	2,725
Other excludable expenses (3)	—	3,252	—	4,477

Adjusted EBITDA from continuing operations (1)	$28,954	$29,403	$82,826	$76,023

(1)	EBITDA from continuing operations and EBITDA from continuing operations as defined in our credit agreement (“Adjusted EBITDA from continuing operations”) are non-GAAP measures used by management to measure performance. We also believe that EBITDA from continuing operations and Adjusted EBITDA from continuing operations may be used by certain investors to analyze and compare our operating performance between accounting periods and against the operating results of other companies that have different financing and capital structures or tax rates and to measure our ability to service our debt. In addition, management uses EBITDA from continuing operations, among other things, as an internal performance measure. Our lenders also use Adjusted EBITDA from continuing operations to measure our ability to service and/or incur additional indebtedness under our credit facilities. However, EBITDA from continuing operations and Adjusted EBITDA from continuing operations should not be considered in isolation or as a substitute for net income, cash flows or other financial statement data prepared in accordance with US GAAP or as a measure of our performance, profitability or liquidity. EBITDA from continuing operations and Adjusted EBITDA from continuing operations are not calculated under US GAAP and therefore are not necessarily comparable to similarly titled measures of other companies.

(2)	Non-cash adjustments primarily include stock-based compensation expense and gains and losses on foreign exchange and asset sales.

(3)	Other excludable expenses adjustments include professional fees for certain litigation, severance and other non-recurring costs.

We will host an investor and analyst conference call on Wednesday, October 22, 2008 at 10:00 a.m. (ET) to discuss the results of today’s earnings announcement. If you wish to participate in this call, please phone 866-831-6272 (US and Canada) or 617-213-8859 (International) and enter passcode number 57390411. To hear a web cast of the call over the Internet, access the home page of our website at www.wasteservicesinc.com. A post-view of the call will be available until November 5, 2008 by phoning 888-286-8010 (US and Canada) or 617-801-6888 (International) and entering passcode number 26235097. The web cast will also be available on our website.
Safe Harbor for Forward-Looking Statements
Certain matters discussed in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the company’s future plans, objectives and goals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from the plans, objectives and goals set forth in this press release. Factors which could materially affect such forward-looking statements can be found in the company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in the company’s Form 10-K for the year ended December 31, 2007. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
The forward-looking statements made in this press release are only made as of the date hereof and Waste Services undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
This release does not constitute an offer to sell or the solicitation of any offer to buy any securities. The company’s securities may not be offered or sold in the United States absent a registration or applicable exemption from registration requirements under applicable state and federal securities laws.
Waste Services, Inc., a Delaware corporation, is a multi-regional, integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company’s website is www.wasteservicesinc.com. Information on the company’s website does not form part of this press release.
For information contact:

Edwin D. Johnson Executive Vice President and Chief Financial Officer Waste Services, Inc. 561-237-3400	J. Todd Atenhan Investor Relations 888-917-5105

WASTE SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenue	$125,745	$123,774	$370,635	$338,194

Operating and other expenses:
Cost of operations (exclusive of depreciation, depletion and amortization)	82,512	80,729	242,661	221,995
Selling, general and administrative expense (exclusive of depreciation, depletion and amortization)	15,074	18,205	47,943	47,315
Depreciation, depletion and amortization	11,503	15,370	34,826	40,845
Foreign exchange loss (gain) and other	135	650	(322)	63

Income from operations	16,521	8,820	45,527	27,976
Interest expense	7,730	10,243	25,770	30,818

Income (loss) from continuing operations before income taxes	8,791	(1,423)	19,757	(2,842)
Income tax provision	5,322	4,474	6,892	10,618

Net income (loss) from continuing operations	3,469	(5,897)	12,865	(13,460)
Net income from discontinued operations, net of income tax provision of $301 for the nine months ended September 30, 2008 and nil for all other periods	—	1,071	374	1,810
Gain (loss) on sale of discontinued operations, net of income tax provision of $4,485 for the nine months ended September 30, 2008 and nil for all other periods	—	(198)	6,869	(11,452)

Net income (loss)	$3,469	$(5,024)	$20,108	$(23,102)

Basic and diluted earnings (loss) per share:
Earnings (loss) per share — continuing operations	$0.08	$(0.13)	$0.28	$(0.29)
Earnings (loss) per share — discontinued operations	—	0.02	0.16	(0.21)

Basic and diluted earnings (loss) per share	$0.08	$(0.11)	$0.44	$(0.50)

Weighted average common shares outstanding
Basic	46,079	46,007	46,076	45,984
Diluted	46,088	46,007	46,085	45,984

WASTE SERVICES, INC.
SUPPLEMENTAL UNAUDITED BALANCE SHEET AND CASH FLOW DATA
(In thousands)

Balance Sheet Data:
	September 30,	December 31,
	2008	2007

Cash	$40,995	$20,706
Current assets	$110,651	$99,406
Total assets	$900,483	$938,488
Current liabilities	$94,696	$95,375
Debt:
Senior secured credit facilities:
Revolver	$—	$—
Term loan	231,410	273,910
Senior subordinated notes	160,000	160,000
Other notes	9,606	10,530

Total debt	$401,016	$444,440
Shareholders’ equity	$358,242	$350,595
Cash Flow Data:

	Nine Months Ended September 30,
	2008	2007

Cash flows provided by continuing operations	$48,923	$40,700
Cash flows provided by (used in) investing activities for continuing operations	$14,619	$(69,578)
Cash flows provided by (used in) financing activities of continuing operations	$(43,537)	$33,961
Capital expenditures from continuing operations	$39,220	$45,301

WASTE SERVICES, INC.
SUPPLEMENTAL UNAUDITED GROWTH RATES AND COUNTRY DATA
(In thousands)

Waste Services, Inc.
Revenue Growth
For The Three Months Ended September 30, 2008
(in thousands)

Total Revenue, September 30, 2007	$123,774
Impact on revenue from changes in:
Price	9,854	8.0%
Volume	(4,487)	-3.6%
Acquisition / Disposition	(652)	-0.5%
Gain / Loss of Contracts	(3,650)	-3.0%
Other	(197)	-0.2%
Foreign currency impact	1,103	0.9%

Total Revenue, September 30, 2008	$125,745

Waste Services, Inc.
Revenue Growth
For The Nine Months Ended September 30, 2008
(in thousands)

Total Revenue, September 30, 2007	$338,194
Impact on revenue from changes in:
Price	24,598	7.3%
Volume	(13,179)	-3.9%
Acquisition / Disposition	18,562	5.5%
Gain / Loss of Contracts	(11,334)	-3.4%
Other	(1,291)	-0.4%
Foreign currency impact	15,085	4.5%

Total Revenue, September 30, 2008	$370,635

COUNTRY DATA
(In thousands)

	Three Months Ended September 30, 2008
	US		Canada		Total

Revenue	$58,468	100.0%	$67,277	100.0%	$125,745	100.0%
Operating expenses:
Cost of operations	38,114	65.2%	44,398	66.0%	82,512	65.6%
Selling, general and administrative expense	7,647	13.1%	7,427	11.0%	15,074	12.0%
Depreciation, depletion and amortization	6,509	11.1%	4,994	7.4%	11,503	9.1%
Foreign exchange gain and other	20	0.0%	115	0.2%	135	0.2%

Income from continuing operations	$6,178	10.6%	$10,343	15.4%	$16,521	13.1%

	Three Months Ended September 30, 2007
	US		Canada		Total

Revenue	$63,785	100.0%	$59,989	100.0%	$123,774	100.0%
Operating expenses:
Cost of operations	41,084	64.4%	39,645	66.1%	80,729	65.2%
Selling, general and administrative expense	7,338	11.5%	6,872	11.5%	14,210	11.5%
Severance and related costs	3,995	6.3%	—	0.0%	3,995	3.2%
Depreciation, depletion and amortization	10,231	16.0%	5,139	8.6%	15,370	12.4%
Foreign exchange gain and other	684	1.1%	(34)	-0.1%	650	0.6%

Income from continuing operations	$453	0.7%	$8,367	13.9%	$8,820	7.1%

WASTE SERVICES, INC.
UNAUDITED COUNTRY DATA- (Continued)
(In thousands)

	Nine Months Ended September 30, 2008
	US		Canada		Total

Revenue	$179,331	100.0%	$191,304	100.0%	$370,635	100.0%
Operating expenses:
Cost of operations	116,497	65.0%	126,164	65.9%	242,661	65.5%
Selling, general and administrative expense	24,055	13.4%	23,888	12.5%	47,943	12.9%
Depreciation, depletion and amortization	19,903	11.1%	14,923	7.8%	34,826	9.4%
Foreign exchange (gain) loss and other	(463)	-0.3%	141	0.1%	(322)	-0.1%

Income from continuing operations	$19,339	10.8%	$26,188	13.7%	$45,527	12.3%

	Nine Months Ended September 30, 2007
	US		Canada		Total

Revenue	$177,546	100.0%	$160,648	100.0%	$338,194	100.0%
Operating expenses:
Cost of operations	114,921	64.7%	107,074	66.7%	221,995	65.6%
Selling, general and administrative expense	23,516	13.2%	19,804	12.3%	43,320	12.8%
Severance and related costs	3,995	2.3%	—	0.0%	3,995	1.2%
Depreciation, depletion and amortization	26,769	15.1%	14,076	8.8%	40,845	12.1%
Foreign exchange gain and other	350	0.2%	(287)	-0.2%	63	0.0%

Income from continuing operations	$7,995	4.5%	$19,981	12.4%	$27,976	8.3%